Exhibit 10.14

Brian Markison

Dear Brian,

The purpose of this letter is to effect an assignment of the Employment Agreement by and between the Company and you dated as of December 3, 2015 (the “Employment Agreement”), effective as of July 29, 2021 (the “Effective Date”) as describe more fully herein.  Except as expressly provided for herein, the Employment Agreement shall remain in full force and effect.  Capitalized terms used but not defined in this letter will have the meanings set forth in the Employment Agreement.

1.Assignment.  As of the Effective Date, the Employment Agreement shall be assigned by Vertical/Trigen Holdings, LLC to RVL Pharmaceuticals, Inc. (as used in this letter, the “Company”). Accordingly, as of the Effective Date, (a) all references in the Employment Agreement to the Company, Vertical/Trigen or Vertical/Trigen Holdings, LLC will be read to refer to RVL Pharmaceuticals, Inc., (b) all references in the Employment Agreement (other than in the preambles to the Employment Agreement) to New HoldCo will be read to refer to Osmotica Pharmaceuticals plc and (c) all references in the Employment Agreement to the Board or the Board of Managers will be read to refer to the board of directors of Osmotica Pharmaceuticals plc.

2.Notices. Notwithstanding anything to the contrary set forth in the Employment Agreement, all notices under the Employment Agreement shall be sent to the following addresses:

If to the Company, to:

RVL Pharmaceuticals, Inc.

400 Crossing Blvd.

Bridgewater, NJ 08807

Attn: General Counsel

If to Executive, to:

the last address shown on records of the Company,

or to such other address as a party may notify the other pursuant to a notice given in accordance with Section 19 of the Employment Agreement.

Except as expressly modified herein, the Employment Agreement remains in full force and effect, and is binding on you and the Company in accordance with its terms. Without limiting the generality of the foregoing, you acknowledge and agree that nothing contained herein shall constitute “Good Reason” for purposes of the Employment Agreement and that you remain bound by the restrictive covenants set forth in Section 5 of the Employment Agreement, and that the changes to the terms and conditions of your employment described in this Amendment do not change or limit the scope of, or your obligations to comply with, such restrictive covenants.

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RVL PHARMACEUTICALS, INC.:

/s/ Christopher Klein
By:	Christopher Klein
Title:	General Counsel

AGREED TO AND ACCEPTED:

/s/ Brian Markison
Brian Markison